Parker Hannifin Corporation Quarterly Earnings Release 1 st Quarter FY 2007 October 18, 2006 Exhibit 99.2

Slide 2
Forward-Looking Statements
Forward-Looking Statements:
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that the future performance and earnings projections of the company and individual segments may differ materially from current expectations, depending on economic conditions within both its industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, and growth and innovation initiatives. A change in economic conditions in individual markets may have a particularly volatile effect on segment results.
Among the other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments or significant changes in financial condition; uncertainties surrounding timing, successful completion or integration of acquisitions; threats associated with and efforts to combat terrorism; competitive market conditions and resulting effects on sales and pricing; increases in raw-material costs that cannot be recovered in product pricing; the company’s ability to manage costs related to employee retirement and health care benefits and insurance; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation and interest rates. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them.

Slide 3
Non-GAAP Financial Measure
This presentation reconciles sales amounts reported in accordance with
U.S. GAAP to sales amounts adjusted to remove the effects of acquisitions made within the prior four quarters as well as the effects of currency exchange rates on sales. The effects of acquisitions and currency exchange rates are removed to allow investors and the company to meaningfully evaluate changes in sales on a comparable basis from period to period.

Slide 4 Discussion Agenda CEO 1 st quarter highlights Key performance measures & outlook Questions & answers CEO closing comments

Slide 5
First Quarter Highlights
Sales increased 21% to $2.6 billion for the
quarter
8% organic growth
Segment operating income margins
improved from 13.8% last year to 14.9%,
including the effects of acquisitions
Repurchased 2.6 million shares with
available cash

Slide 6
$1.19
$1.75
$ .24
$0.00
$0.20
$0.40
$0.60
$0.80
$1.00
$1.20
$1.40
$1.60
$1.80
$2.00
Q1 FY07 Q1 FY06
Financial Highlights
EPS – 1st Quarter
Earnings from
continuing
operations
Earnings from
discontinued
operations

Slide 7 Influences on Earnings Increased volume Win Strategy - Gross profit up 200 bps Repurchased shares Lower “Other” expense - Litigation - Pensions

Financial Highlights
Sales –
1st Quarter
Dollars in millions
FY2007 FY2006
Sales
2,552 $  2,114 $
  % change
21%
Sales from acquisitions 228
Sales w/o acquisitions
2,324     2,114
  % change
10%
Currency effects 40
Sales without acquisitions & currency
2,284 $  2,114 $
  % change
8%
1st Quarter
Slide 8

Influences on Sales Continued Industrial end market strength Distributors OEM Emerging markets Acquisitions Aerospace Commercial Slide 9

Segment Reporting
Industrial North America
Dollars in millions
FY2007 FY2006
Sales
As reported 1,001 $   929 $
  % change 8%
Acquisitions 40
Without acquisitions 961         929
  % change 3%
Currency effects 3
Without acquisitions & currency 958 $      929 $
  % change 3%
Operating Margin
As reported 153 $      137 $
  % of Sales 15% 15%
1st Quarter
Slide 10

Segment Reporting
Industrial International
Dollars in millions
FY2007 FY2006
As reported 878 $      621 $
  % change 41%
Acquisitions 156
Without acquisitions 722         621
  % change 16%
Currency effects 32
Without acquisitions & currency 690 $      621 $
  % change 11%
As reported 128 $      80 $
  % of Sales 15% 13%
1st Quarter
Sales
Operating Margin
Slide 11

Segment Reporting
Aerospace
Dollars in millions
FY2007 FY2006
As reported 402 $      349 $
  % change 15%
Acquisitions 5
Without acquisitions 397         349
  % change 14%
Currency effects 2
Without acquisitions & currency 395 $      349 $
  % change 13%
As reported 69 $        55 $
  % of Sales 17% 16%
1st Quarter
Sales
Operating Margin
Slide 12

Slide 13
Segment Reporting
Climate & Industrial Controls
Dollars in millions
FY2007 FY2006
As reported 271 $      215 $
  % change 26%
Acquisitions 27
Without acquisitions 244         215
  % change 13%
Currency effects 3
Without acquisitions & currency 241 $      215 $
  % change 12%
As reported 31 $        19 $
  % of Sales 11% 9%
1st Quarter
Sales
Operating Margin

Slide 14
Parker New Order rates
Excludes Acquisitions & Currency
Year over year comparisons
Aerospace is calculated using a 12-month moving average
FY07 FY06 FY05
Total Parker 10% + 6% +    --
Industrial North America 7% +    8% +    18% +
Industrial International 17% + 4% +    12% +
Aerospace 18% + 8% +    19% +
Climate & Industrial Controls 13% -  4% +    2% +
September

Slide 15 Balance Sheet Summary Cash Working capital Inventory Accounts receivable

Operating Cash Flow
% to Sales
FY 99
FY 00
FY 01
FY 02
FY 03
FY 04
FY 05
FY 06

Slide 16
Strong Cash Flow –
Cash From Operations
459
538
529
631
662
854
558
955
$0
$100
$200
$300
$400
$500
$600
$700
$800
$900
$1,000
4.0%
6.0%
8.0%
10.0%
12.0%
FY 07 YTD - $115
$111 pension contribution
Dollars in millions

Slide 17
Financial Leverage
Debt to Debt Equity
23.6%
16.0%
18.0%
20.0%
22.0%
24.0%
26.0%
28.0%
30.0%
32.0%
34.0%
36.0%
38.0%
FY99 FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07
Not to exceed 37% over the cycle

Slide 18
FY 2007  Earnings Outlook Assumptions Segment
Sales & Operating Income
FY 2007 Sales change versus FY 2006
Industrial North America 3.8%
--
4.5%
Industrial International 19.4%
--
20.0%
Aerospace 7.1%
--
7.7%
Climate & Industrial Controls 5.0%
--
5.6%
FY 2007 Operating margin percentages
Industrial North America 15.0%
--
15.6%
Industrial International 12.4%
--
13.0%
Aerospace 14.8%
--
15.4%
Climate & Industrial Controls 10.1%
--
10.7%

Slide 19
FY 2007  Earnings Outlook Assumptions
below Operating Margin
Corporate Admin +  5.0% to + 8.0% vs. FY 2006
Interest Expense - 7.0% to - 8.0%  vs. FY 2006
Other Exp. (Income)  - 6.0% to - 7.0% vs. FY 2006
Tax Rate 30.0%

Slide 20 Earnings Outlook – FY07 Low High EPS from continuing operations 6.05 $ 6.45 $

Slide 21 Questions & Answers...

Appendix Income Statement * * * * * *

Slide 23
Income Statement – 1
st
Quarter
Dollars in millions
% of Sales % of Sales
Net Sales
2,551.6 $ 100.0% 2,113.6 $ 100.0%
Cost of sales 1,947.4     76.3% 1,655.8    78.3%
Gross profit 604.2        23.7% 457.8        21.7%
S, G & A 292.0        11.4% 237.0        11.2%
Interest expense 17.2          .7% 16.5          .8%
Other (income) expense (6.6)           (.3)% .3              .0%
Income from cont'g operations before taxes 301.6        11.9% 204.0        9.7%
Income taxes 91.1          3.6% 60.2          2.8%
Income from cont'g operations 210.5        8.3% 143.8        6.8%
  Discontinued operations 28.9          1.4%
Net income
210.5 $     8.3% 172.7 $    8.2%
FY 2007 FY 2006